SUBSCRIPTION AGREEMENT OF NAVA RESOURCES, INC.

(Form for Non-U.S. Subscribers Only)

THIS AGREEMENT is made between Nava Resources, Inc., a Nevada company (the “Company”) and the following subscriber (the “Subscriber”) (please fill in the applicable blanks):

________________________________________________________

(print name of Subscriber)

Subject and pursuant to the terms set out in Appendix I attached hereto, the Subscriber hereby irrevocably subscribes for, and on Closing will purchase from the Company ___________________ units of the Company (the “Units”) at a price of US$0.16 per Unit for an aggregate purchase price (the “Purchase Price”) of US$_______________, payment for which accompanies this Subscription Agreement in accordance with Appendix I.  Each Unit consists of one share in the common stock of the Company (the “Share” or “Shares”) and a share purchase warrant (the “Warrant” or “Warrants”).  All dollar amounts hereunder are in United States currency unless otherwise noted.  This subscription is part of an offering of Units (the “Offering”).  The Offering is not subject to ay minimum amount being sold and may be increased or decreased at the discretion of the Company.

SIGNED BY the Subscriber this _______ day of _______________, 2007.  (Note: Complete and sign Schedule A)

Signature of Subscriber (or authorized signatory if a company)

Print name of person signing and Capacity or Title

Address of Subscriber

Social Insurance Number or Business Number of Subscriber

Registration and Delivery instructions of Subscriber:

Register the Securities as set forth below:

Deliver the Securities as set forth below:

Name

Name

Account reference, if applicable

Account reference, if applicable

Address

Address

Accepted this _____day of ______________, 2007 by Nava Resources, Inc.

Per:

_______________________________

Authorized Officer

APPENDIX I

1.

Subscription

The Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, on the terms and conditions set forth herein, that number of Units set forth on the cover page of this subscription.  For purposes hereof, “Agreement” means the agreement between the Subscriber and the Company resulting from the Company's acceptance of this subscription.

2.

Description of Securities, Exercise of Warrants and Interpretation

The Units will each consist of a Share and a Warrant (collectively the “Warrants”).  The Warrants are non-transferable.

Each Warrant may be exercised at a price of US$0.20 for a period of 2 years from the Closing, to acquire one additional Share (a “Warrant Share” or “Warrant Shares”).

The Units, Shares and Warrants are collectively referred to herein as the “Securities”.

For the purposes of this section, reference to a trading day shall mean a day on which the NASDAQ market is open for trading in the United States.

3.

Conditions of Purchase

The Subscriber acknowledges that the Company's obligation to sell the Units to the Subscriber is subject to, among other things, the conditions that:

(a)

In connection with the purchase of the Securities, the Subscriber completes and signs the attached Schedule A and returns same together with an executed copy of this Subscription Agreement and a cheque payable to “Nava Resources, Inc.” in the amount of the aggregate purchase price for the purchased Securities as soon as possible, or payment in such other manner as is accepted by the Company;

(b)

the Company accepts this subscription as evidenced by the signature on the first page of this Subscription Agreement of  an authorized signatory of the Company;

(c)

the sale of the Securities is exempt from the requirement to file a prospectus under any applicable statute relating to the sale of the Securities or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus; and

(d)

the representations and warranties of the Subscriber remain true and correct at the Closing.

4.

Closing

4.1

The closing of the purchase of the Securities (the “Closing”) will occur on a date determined by the Company (the "Closing Date").

5.

Subscriber's Representations and Warranties

5.1

The Subscriber represents, warrants and covenants to the Company that:

(a)

the Subscriber is resident in the jurisdiction set forth in the address of Subscriber on the cover page of this Subscription Agreement, and the Subscriber:

(i)

is not a "US Person" (as that term is deemed in the US Securities Act of 1933, as amended (the "1933 Act") and is not purchasing the Securities for the account of or benefit of a U.S. Person;

(ii)

was not offered the Securities while present in the United States of America; and

(iii)

did not execute or deliver this subscription while present in the United States of America;

(b)

the issuance of the Securities is exempted from the registration and prospectus requirements of the provincial securities laws in Canada and rules and regulations made thereunder (collectively the “Canadian Securities Laws”) pursuant to National Instrument 45-106 (the “National Instrument”).  As a result, the Subscriber:

(i)

is restricted from using most of the civil remedies available under the Canadian Securities Laws;

(ii)

may not receive information that may otherwise be required to be provided to the Subscriber under the Canadian Securities Laws; and

(iii)

the Company is relieved from certain obligations that would otherwise apply under the Canadian Securities Laws;

(c)

the Company will be relying on registration and prospectus exemptions contained in the National Instrument on the basis that the Subscriber meets the qualifications necessary to enable the Company to distribute securities to the Subscriber on an exempt basis as described

(d)

the purchase of the Securities by the Subscriber is to be made under the exemption from prospectus requirements available on the basis that the Subscriber meets one or more of the following categories and has completed the corresponding section of  Schedule A:

i)

Accredited Investor - the Subscriber is an "accredited investor" within the meaning of the National Instrument and has duly and accurately completed Section B of Schedule A;

ii)

Family, Friends and Business Associates - (Not applicable to residents of Ontario and Saskatchewan), the Subscriber is a person listed in Section A of Schedule A, and has duly and accurately completed such Section A of Schedule A.;

iii)

 $150,000 Investment -  the Securities have an acquisition cost to the Subscriber of not less than $150,000 paid in cash at the time of the trade and has initialled Section D of Schedule A; or

iv)

Employee, Executive Officer, Director or Consultant -  the Subscriber has duly and accurately completed Section C of Schedule A and is an employee, executive officer, director or consultant of the Company or a related entity of the Company or a permitted assign of same if the participation in the trade is voluntary.

(e)

if the Subscriber is not resident in Canada or the United States, the Subscriber certifies that it is resident in the jurisdiction set forth in the "Address of Purchaser" set out on the cover page of this subscription, and

(i)

is knowledgeable of, or has been independently advised as to, the Foreign Jurisdiction's Securities Laws (as deemed below);

(ii)

is purchasing the Securities pursuant to exemptions from any prospectus, registration or similar requirements under the Foreign Jurisdiction's Securities Laws, or, if such is not applicable, the Purchaser is permitted to purchase the Securities under the Foreign Jurisdiction's Securities Laws without the need to rely on exemptions; and

(iii)

the distribution of the Securities to the Purchaser by the Company complies with all the Foreign Jurisdiction's Securities Laws.

For purposes hereof, "Foreign Jurisdiction's Securities Law" means, in respect of each and every offer and sale of the Securities, the securities legislation having application and the regulations, rules, orders, instruments, notices, directions, rulings and published policy statements of the securities regulatory authorities having jurisdiction over the Purchaser and the Offering, other than the laws of Canada which would apply to this subscription, if any;

(f)

the Subscriber is purchasing the Securities as principal wherein no other person, corporation, firm or other organization will have a beneficial interest in the Securities, or; is deemed to be purchasing such Securities as principal, by virtue of being: (i) a trust company or trust corporation described in paragraph (p) of the definition of “accredited investor” in Schedule A (other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada; or (ii) a person described in paragraph (q) of the definition of “accredited investor” in Schedule A (B).

(g)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and take all actions required pursuant hereto and, if the Subscriber is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders, and others have been given to authorize execution of this Agreement on behalf of the Subscriber;

(h)

the Subscriber is aware that the Company is not a reporting Company under any of the laws of Canada, and the Securities to be issued to the Subscriber upon acceptance of this subscription will be issued as an exempt trade, and no filings or clearances or reviews by any securities regulator have been made in connection with such trade;

(i)

the Subscriber is not purchasing the Securities as a result of an advertisement of the Securities in printed media of general and regular paid circulation, radio or television;

(j)

the Subscriber has not received any written or oral representations:

(i)

that any person will resell or repurchase the Securities;

(ii)

that any person will refund the purchase price of the Securities;

(iii)

as to the future price or value of the Securities;

(iv)

that the Company is or will become a reporting Company in any Canadian province; or

(v)

that the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange;

(k)

the Subscriber has had the opportunity to consult his or her own independent professional advisors with respect to the consequences of purchasing the Securities, and with respect to the applicable regulatory  requirements for the purchase and eventual sale of the Securities;

(l)

the Subscriber, or its professional advisor, has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Company to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Offering.  The Subscriber further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering, and any information so requested has been made available to the full and complete satisfaction of the Subscriber;

(m)

the Subscriber by entering into this Agreement and completing the transactions contemplated hereby will not violate or cause the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the  Subscriber may be a part or by which he or she is or may be bound;

(n)

the Subscriber has duly executed and delivered this Agreement, which constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(o)

the Subscriber is aware and has been advised that the Company is in a speculative stage of development, that there is no market or a limited and illiquid market for the securities of the Company and that the Securities may now or in the future have little or no value;

(p)

the Subscriber is capable of assessing and evaluating the risks and merits of this investment as a result of the Subscriber’s financial, investment or business experience or as a result of advice received from a registered person other than the Issuer or an affiliate thereof, and the Subscriber is able to bear the economic loss of its investment;

(q)

the Subscriber will, and will use its best efforts to cause any purchaser for whom the Purchaser is acting to, comply with all applicable securities laws concerning the purchase of, the holding of and the resale restrictions on the Securities;

(r)

the Subscriber is aware that the offer made by this subscription is irrevocable and requires acceptance by the Company and will not become an agreement between the Purchaser and the Company until accepted by the Company signing in the space above;

(s)

the Subscriber is aware that upon acceptance of this subscription by the Company, this Agreement will constitute a legal, valid and binding contract of purchase enforceable against the Purchaser in accordance with its terms and will not violate or conflict with the terms of any restriction, agreement or undertaking respecting purchases of securities by the Purchaser;

(t)

none of the Securities are being purchased by the Subscriber with knowledge of any material fact about the Company that has not been generally disclosed.

5.2

The representations and warranties of the Subscriber contained in this Agreement shall be true at the Closing Date as though they were made at the Closing Date and they shall survive the Closing Date and remain in full force and effect thereafter for the benefit of the Company for a period of one year.

6.

Subscriber's Acknowledgments

The Subscriber acknowledges, confirms and agrees with the following:

(a)

no prospectus or registration statement has been filed by the Company with any securities commission in Canada or the U.S. respectively in connection with the issuance of the Securities;

(a)

the issuance of the Shares and Warrants contemplated hereby will be made in reliance upon an exclusion from the registration requirements of the United States Securities Act of 1933 (the “1933 Act”);

(b)

none of the Securities or the Warrant Shares have been registered under the 1933 Act or the securities laws of any state and may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. person (as defined in Rule 902 of Regulation S promulgated under the 1933 Act (“Regulation S”)), which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or company organized or incorporated under the laws of the United States) (a “U.S. Person”) unless registered under the 1933 Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available;

(c)

the Securities and the Warrant Shares will be “restricted securities” as defined in Rule 144 of the 1933 Act and will be subject to restrictions on resale pursuant to Rule 144 and may not be sold except in compliance with Rule 144, or another exemption from the registration requirements under the 1933 Act, or if the Securities are registered under the 1933 Act for resale.  In the case of the Warrant Shares, the restricted period under Rule 144 will commence on the date of exercise of the corresponding Warrants;

(d)

that the Subscriber, or any person who exercises the Warrants, will be required to provide to the Company at the time of exercise of any Warrants either:

(1)

a written certification that the holder (a) at the time of exercise of the Warrants is not in the United States, (b) is not a “U.S. person,” as such term is defined in

Regulation S (a “U.S. Person”), and is not exercising such securities on behalf of a U.S. Person or a person in the United States, and (c) did not execute or deliver the exercise form for such securities in the United States; or

(2)

a written opinion of counsel of recognized standing in form and substance satisfactory to the Company to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available for the Warrant Shares;

(b)

the Subscriber understands and agrees that if it decides to offer, sell, pledge or otherwise transfer any of the Shares, the Warrants or the Warrant Shares, it will not offer, sell, pledge or otherwise transfer any of such securities, directly or indirectly, unless such securities are registered for resale under the 1933 Act and under any applicable state securities laws, if required, or: (i) the transfer is to the Company; (ii) the transfer is made outside the United States in accordance with the provisions of Regulation S (“Regulation S”) under the 1933 Act and in compliance with applicable local laws and regulations; (iii) the transfer is made in compliance with an exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; or (iv) the transfer is made in another transaction that does not require registration under the 1933 Act or any applicable state securities laws after the seller furnishes to the Company an opinion of counsel of recognized standing in form and substance satisfactory to the Company to such effect.  The Subscriber acknowledges and agrees that it will not engage in any hedging transactions with regard to the Shares, the Warrants or the Warrant Shares unless in compliance with the 1933 Act.  The Subscriber acknowledges and agrees that a legend reflecting the restrictions and limitations on transfer and hedging set forth herein will be placed on the certificates representing the Shares, the Warrants or the Warrant Shares, and all certificates issued in exchange therefor or in substitution thereof, until such time as it is no longer required under the 1933 Act or applicable state securities laws;

(e)

the Securities will be subject to a hold period imposed by applicable securities laws in the Provinces of Canada and any proposed transfer of beneficial ownership of the Securities will require compliance with an additional registration and prospectus exemption under such laws.  If no exemption is available then the Subscriber may be unable to resell the Securities for a period of up to 4 months from such time as the Company becomes a reporting Company in a Canadian province listed in Appendix B to NI 45-102.  If the undersigned is not a resident of Canada, the Securities may also be subject to additional hold periods imposed by laws applicable to the Subscriber in the jurisdiction in which the Subscriber resides.  There is no assurance that an exemption respecting resale will be available for the Subscriber in any given case.  The Company is not now and may never become a reporting Company in any Canadian Province.  The Company may place a legend on the certificates representing the Securities denoting the restrictions on transfer imposed by NI 45-102;

(f)

the certificates representing the Securities and the Warrant Shares, in addition to any Canadian legend, will bear a legend denoting U.S. restrictions on resale, which may be in such form as legal counsel to the Company may advise. The Subscriber further understands that a resale of the Securities pursuant to Regulation S will not result in the U.S. legend on the certificates representing the Securities being removed, unless also made in compliance with Rule 144;

(g)

the Subscriber consents to the Company making a notation on its records or giving instructions to any transfer agent of the Shares, the Warrants or the Warrant Shares in order to implement the restrictions on transfer set forth and described herein; and

(h)

the Company’s common stock are not now and may never be listed on a stock exchange, and there is no guarantee that there will be a liquid market for the Company’s common stock;

(i)

as at the closing date of this Agreement, the authorized shares of common stock of the Company are 400,000,000, of which a total of 11,874,104 shares of common stock are issued and outstanding;

(j)

as at the reference date of this Agreement the company has one director and two officers and is relying on consultants in connection with certain resource operations and business matters;

(k)

the proceeds of the Offering are expected to be applied towards the Company’s present and contemplated resource exploration and development activities and towards working capital costs.  The Subscriber acknowledges that the Company may allocate and re-allocate the proceeds of the Offering as it determines appropriate;

(l)

the Subscriber acknowledges that the Company has the right to close the subscription books at any time without notice and to accept or reject any subscription in its sole discretion.  This offering is not subject to the receipt by the Company of subscriptions from any other person;

(m)

the Subscriber acknowledges and agrees that the Company may sell additional shares of common stock pursuant to any subsequent offering of securities, at such prices and at such times as the Company may determine in its sole discretion;

(n)

by returning this Subscription Agreement the Subscriber consents to the filing by the Company of all documents required by applicable Canadian securities legislation;

(o)

in purchasing the Securities, the Subscriber has not relied solely upon any oral or written representation as to any fact or otherwise made on behalf of the Company or any other person associated therewith;

(p)

the Company is authorized by the Subscriber to disclose information respecting this Subscription Agreement, including the identity of the Subscriber, in any filing made with any securities regulatory authority;

(q)

that:

(i)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii)

there is no government or other insurance covering the Securities;

(iii)

there are risks associated with the purchase of the Securities;

(iv)

there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

(r)

the Subscriber (or others for whom it is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible, and the Company is not in any way responsible, for compliance with applicable resale restrictions.

7.

Reliance Upon Representations, Warranties and Covenants

The Subscriber acknowledges that the foregoing representations, warranties agreements and acknowledgments are made by it with the intent that they may be relied upon by the Company and its counsel in determining its eligibility to purchase the Securities under the relevant Securities Laws.  The Company and its counsel shall be entitled to rely on the representations, warranties, agreements and acknowledgements of the Subscriber contained herein and the Subscriber shall indemnify and hold harmless the Company and its counsel for any losses, claims, costs, expenses, damages or liabilities they may suffer or incur which are caused by or arise from, directly or indirectly, their reliance thereon.

8.

General

Neither this Agreement nor any provisions hereof will be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company or the Subscriber without the prior written consent of the other party.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein and the parties hereto hereby attorn to the exclusive jurisdiction of the courts of the State of Nevada.

The sections and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.  Words imparting the neuter gender include the masculine or feminine gender and words in the singular include the plural and vice versa.

All notices and other communications provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or by facsimile or other electronic means indicating the date of receipt and the signatures of the parties.

The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, as the case may be.

The parties hereby covenant and agree to notify the other party upon the occurrence of any event prior to the Closing which would cause any party’s representations, warranties or covenants contained in this Agreement to be false or incorrect.

This Subscription Agreement constitutes the entire agreement between the Subscriber and the Company with respect to the Securities and the Warrant Shares, and there are no other agreements, warranties, representations, conditions or covenants, written or oral, express or implied, in respect of, or which affect, the transaction herein contemplated.

The Subscriber acknowledges and agrees that except as may otherwise be provided for in this Agreement, all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Securities to the Subscriber will be borne by the Subscriber.

The Subscriber and Company will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

This Agreement may be executed in counterparts or by facsimile or both, each counterpart or facsimile of which will be deemed to be an original, but all of which, taken together, and delivered will constitute one and the same Agreement.  This Agreement will not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered, by facsimile or otherwise, by each party hereto.

Schedule A

EXEMPTION CERTIFICATION

(To be completed by all Subscribers)

In connection with the purchase by the undersigned subscriber (the "Subscriber") of  the Units (the "Securities") of Nava Resources, Inc. (the "Company"), the Subscriber hereby represents, warrants and certifies to the Company that the Subscriber meets one of the criteria listed below and has initialed beside the applicable criteria in the space provided.

Dated: ________________________, 2007.

Print name of Subscriber

Signature

Please place your initials next to at least one of the criteria listed in item A, B, C or D as applicable to your circumstances.  You must qualify under at least one category below in order to purchase Securities.

A.

Exemption Qualification – Family, Friends and Business Associates Exemption

If the Subscriber is purchasing the Securities pursuant to Section 2.5 of National Instrument 45-106 (Family, Friends and Business Associates Exemption), the subscriber is not resident in Saskatchewan or Ontario and is [circle appropriate section below and duly and accurately complete the information requested in italics]:

(A)

a director, executive officer or control person of the Company, or of an affiliate of the Company;

_________________________________________________________________________

(State position with the Company or with an affiliate of the Company)

(B)

a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Company, or of an affiliate of the Company;

__________________________________________________________________________

(State name of such person and relationship to the Subscriber)

(C)

a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Company or of an affiliate of the Company;

__________________________________________________________________________

(State name of such person and relationship to the Subscriber)

(D)

a close personal friend of a director, executive officer or control person of the Company, or of an affiliate of the Company;

__________________________________________________________________________

(State name of such person and time the Subscriber has known such person)

(E)

a close business associate of a director, executive officer or control person of the Company, or of an affiliate of the Company;

__________________________________________________________________________

(Name of such person and brief description of the relationship of the Subscriber with such person)

Nava sub agreement mar 2007 $0.16 with 0.20 warrant

(F)

a founder of the Company or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company;

__________________________________________________________________________

(State identity of the founder or relationship of the Subscriber to the founder)

(G)

a parent, grandparent, brother, sister or child of the spouse of a founder of the Company;

__________________________________________________________________________

(State identity of the founder and the relationship of the Subscriber with the founder)

(H)

a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (A) to (G); or

__________________________________________________________________________

(List persons and their relationships (use separate sheet if required))

(I)

a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (A) to (G);

__________________________________________________________________________________

(Identify beneficiaries, trustees or executors and their relationship (use separate sheet if required))

B.

Exemption Qualification – Accredited Investor Exemption

If the Subscriber is purchasing the Securities pursuant to Section 2.3 of National Instrument 45-106 (Accredited Investor Exemption), the Subscriber is [initial where applicable]:

(a)	a Canadian financial institution, or a Schedule III bank;
(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

Nava sub agreement mar 2007 $0.16 with 0.20 warrant

(k)

an individual whose net income before taxes exceeded $200 000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;
(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
(n)

an investment fund that distributes or has distributed its securities only to

(i)   a person that is or was an accredited investor at the time of the distribution,

(ii)  a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of National Instrument 45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106;

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of

Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)

a person acting on behalf of a fully managed account managed by that person, if that person

(i)   is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)  in Ontario, is purchasing a security that is not a security of an investment fund

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function
(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
(v)

(v) a person that is recognized or designated by the appropriate securities regulatory authority as

(i)   an accredited investor, or

(ii)  an exempt purchaser in Alberta or British Columbia after this Instrument comes into force;

For the purposes of item B:

(a)	"financial assets" means cash and securities; and
(b)	"related liabilities" means:
	(d)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or
	(e)	liabilities that are secured by financial assets.
All monetary references are in Canadian Dollars.

Nava sub agreement mar 2007 $0.16 with 0.20 warrant

C.

Exemption Qualification – Employee, Executive Officer, Director or Consultant Exemption

If the Subscriber is purchasing the Securities pursuant to Section 2.24 of National Instrument 45-106 (Employee, Executive Officer, Director or Consultant Exemption), participation in the trade is voluntary and the Subscriber is [initial where applicable]:

(a)	an employee, executive officer, director or consultant of the Company;
(b)	an employee, executive officer, director or consultant of a related entity of the Company; or
(c)	a permitted assign of a person referred to in paragraphs (a) or (b).

For the purposes of the foregoing, if the Subscriber is an Executive Officer then he warrants that he is a:

(A)

chair, vice chair or president;

(B)

vice-president in charge of a principal business unit, division or function including sales, finance or production;

(C)

officer of the Company or any of its subsidiaries and who performs a policy-making function in respect of the Company; or

(D)

performing a policy-making function in respect of the Company.

For the purposes of the foregoing, if the Subscriber is a Consultant then he warrants that he:

(A)

is engaged to provide services to the Company or a related entity of the Company, other than services provided in relation to a distribution;

(B)

provides the services under a written contract with the Company or a related entity of the Company; and

(C)

spends or will spend a significant amount of time and attention on the affairs and business of the Company or a related entity of the Company.

and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner.

D.

Exemption Qualification – Minimum Amount Investment

If the Subscriber is purchasing the Securities pursuant to Section 2.10 of National Instrument 45-106 (Minimum Amount Investment), the Subscriber is [initial below]:

(a)

Purchasing securities having an acquisition cost of not less than $150,000 paid in cash and was not created or used solely to purchase securities in reliance on the exemptions from the dealer registration requirements or prospectus requirement available under section 2.10 of NI 45-106.

Nava sub agreement mar 2007 $0.16 with 0.20 warrant